EXHIBIT 99.1

Patriot Reports Fourth Quarter 2021 Net Income of $1.9 Million and full year Net Income of $5.1 Million; continued growth in loans and deposits

STAMFORD, Conn., Feb. 16, 2022 (GLOBE NEWSWIRE) -- Patriot National Bancorp, Inc. (“Patriot,” “Bancorp” or the “Company”) (NASDAQ: PNBK), the parent company of Patriot Bank, N.A. (the “Bank”), today announced net income of $1.9 million, or $0.48 basic and diluted earnings per share for the quarter ended December 31, 2021, compared to a net loss of $1.4 million, or $0.35 basic and diluted loss per share reported in the fourth quarter of 2020. For the year ended December 31, 2021, net income was $5.1 million, or $1.29 per fully diluted share, compared to a net loss of $3.8 million, or $0.97 fully diluted loss per share for the year ended December 31, 2020.

During the year ended December 31, 2021, the Bank recognized payroll tax credits of $2.9 million, under the Employee Retention Credit program of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The Bank did not recognize any amounts related to the Employee Retention Credit program in the fourth quarter of 2021. During the fourth quarter of 2021, Patriot announced a transformational merger transaction with American Challenger Development Corp. (“American Challenger”). As a result of the proposed merger transaction, material, non-recurring acquisition-related expenses of $1.85 million, or $0.47 per share, were incurred in the fourth quarter. Pre-tax GAAP income for the quarter ended December 31, 2021 was $633,000; and excluding the merger related charges, pre-tax income was $2.5 million. For the full year ended December 31, 2021, pre-tax income was $5.0 million. Excluding income from the Employee Retention Credit program and merger related charges, pre-tax income for the full year ended December 31, 2021 was $4.0 million, or $1.01 per share.

The Bank reported loan growth of 3.5% and core deposit growth of 2.83% for the quarter. Net interest margin improved to 3.05% for the fourth quarter of 2021. The Bank’s prepaid debit card program continues to be an increasing, low-cost funding source for the Bank and has grown substantially in the last year and a half to $150.4 million as of December 31, 2021, from the $50.0 million acquired in July 2020. The portfolio growth provides a substantial improvement to the Bank’s net interest margin and overall funding costs.

Patriot President & CEO Robert Russell stated: “Throughout 2021 the Patriot team continued pursuing operational improvements, with a focus on earnings growth and profitability. The results demonstrate these wide-spread achievements throughout the Bank, including growth across all asset classes and overall net margin improvement. The Bank is positioned for continued earnings and asset growth."

Financial Results:

As of December 31, 2021, total assets increased $67.8 million to $948.5 million, as compared to $880.7 million at December 31, 2020, primarily due to increase in available-for-sale securities of $45.0 million. Net loans increased from $719.6 million as of December 31, 2020, to $729.6 million at December 31, 2021. Total deposits increased from $685.7 million at December 31, 2020, to $748.6 million at December 31, 2021.

The Bank has substantially improved its deposit and funding mix over the past year. During the past twelve months, total deposits increased $62.9 million, primarily due to growth in prepaid deposits of $76.0 million, which was partially offset by decline of $24.3 million in brokered deposits and certificates of deposits. Excluding brokered deposits, total deposits increased 13.5% during 2021.

Net interest income for the quarter ended December 31, 2021, was $6.9 million, versus $6.2 million for the quarter ended December 31, 2020. Net interest income for the year ended December 31, 2021, was $25.3 million, versus $24.2 million for the year ended December 31, 2020.

The Bank’s net interest margin showed strong improvement, with an increase to 3.05% for the quarter and 2.92% for the year ended December 31, 2021, compared with 2.93% and 2.68%, respectively, for the comparable period in 2020.

The recovering economy and improvement in classified loans resulted in a credit of provision for loan losses of $200,000 and $500,000 for the quarter and the year ended December 31, 2021, respectively. For the quarter and the year ended December 31, 2020, a provision for loan losses of $371,000 and $2.2 million was recorded, respectively. Most of the provision in 2020 was primarily attributable to conditions and the uncertainty created by the COVID-19 pandemic and a charge-off on one borrower in the fourth quarter of 2020. As of December 31, 2021, the allowance for loan losses was 1.34% of total loans, compared with 1.45% at December 31, 2020.

Non-interest income for the quarter ended December 31, 2021, was $2.3 million, versus $465,000 for the quarter ended December 31, 2020.   Non-interest income for the year ended December 31, 2021, was $4.4 million, versus $2.0 million for the year ended December 31, 2020. The increase in the current quarter was primarily attributable to gains from sales of SBA loans totaled $1.5 million.

Non-interest expense for the quarter ended December 31, 2021, was $8.8 million, versus $7.2 million for the quarter ended December 31, 2020. For the year ended December 31, 2021, non-interest expense was $25.2 million, versus $28.1 million for the year ended December 31, 2020. The increase in non-interest expense in the quarter ended December 31, 2021, was primarily driven by increased project expenses of $1.85 million related to the proposed merger with American Challenger. The Employee Retention Credits of $2.9 million drove part of the reduction year-over-year.

For the year ended December 31, 2021, a benefit for income taxes of $81,000 was recorded, compared to a benefit for income taxes of $337,000 for the year ended December 31, 2020. The provision for income taxes reflected a full reversal of the valuation reserve for deferred tax assets, which decreased the income tax provision of $1.7 million in the fourth quarter of 2021.

As of December 31, 2021, shareholders’ equity was $67.3 million, compared with $63.2 million at December 31,2020. Patriot’s book value per share rose to $17.02 at December 31, 2021, compared with $16.03 at December 31, 2020.

About the Company:

Patriot Bank is headquartered in Stamford and operates 9 branch locations: in Scarsdale, NY; and Darien, Fairfield, Greenwich, Milford, Norwalk, Orange, Stamford, Westport, CT with Express Banking locations at Bridgeport/ Housatonic Community College, downtown New Haven and Trumbull at Westfield Mall. The Bank also maintains SBA lending offices in Stamford, Connecticut, Florida, Georgia, Ohio, along with a Rhode Island operations center.

Founded in 1994, and now celebrating its 28th year, Patriot National Bancorp, Inc. (“Patriot” or “Bancorp”) is the parent holding company of Patriot Bank N.A. (“Bank”), a nationally chartered bank headquartered in Stamford, CT. Patriot operates with full-service branches in Connecticut and New York and provides lending products and services nationally. Patriot’s mission is to serve its local community and nationwide customer base by providing a growing array of banking solutions to meet the needs of individuals and small businesses owners. Patriot places great value in the integrity of its people and how it conducts business. An emphasis on building strong client relationships and community involvement are cornerstones of Patriot’s philosophy as it seeks to maximize shareholder value.

“Safe Harbor” Statement Under Private Securities Litigation Reform Act of 1995:
Certain statements contained in Bancorp’s public statements, including this one, may be forward looking and subject to a variety of risks and uncertainties. These factors include, but are not limited to: (1) changes in prevailing interest rates which would affect the interest earned on the Company’s interest earning assets and the interest paid on its interest bearing liabilities; (2) the timing of re-pricing of the Company’s interest earning assets and interest bearing liabilities; (3) the effect of changes in governmental monetary policy; (4) the effect of changes in regulations applicable to the Company and the Bank and the conduct of its business; (5) changes in competition among financial service companies, including possible further encroachment of non-banks on services traditionally provided by banks; (6) the ability of competitors that are larger than the Company to provide products and services which it is impracticable for the Company to provide; (7) the state of the economy and real estate values in the Company’s market areas, and the consequent effect on the quality of the Company’s loans; (8) demand for loans and deposits in our market area; (9) recent governmental initiatives that are expected to have a profound effect on the financial services industry and could dramatically change the competitive environment of the Company; (10) other legislative or regulatory changes, including those related to residential mortgages, changes in accounting standards, and Federal Deposit Insurance Corporation (“FDIC”) premiums that may adversely affect the Company; (11) the application of generally accepted accounting principles, consistently applied; (12) the fact that one period of reported results may not be indicative of future periods; (13) the state of the economy in the greater New York metropolitan area and its particular effect on the Company's customers, vendors and communities and other such factors, including risk factors, as may be described in the Company’s other filings with the Securities and Exchange Commission (the “SEC”); (14) political, social, legal and economic instability, civil unrest, war, catastrophic events, acts of terrorism; (15) widespread outbreaks of infectious diseases, including the ongoing novel coronavirus (COVID-19) outbreak; (16) changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (17) our ability to access cost-effective funding; (18) our ability to implement and change our business strategies; (19) changes in the quality or composition of our loan or investment portfolios; (20) technological changes that may be more difficult or expensive than expected; (21) our ability to manage market risk, credit risk and operational risk in the current economic environment; (22) our ability to enter new markets successfully and capitalize on growth opportunities; (23) changes in consumer spending, borrowing and savings habits; (24) our ability to retain key employees; and (25) our compensation expense associated with equity allocated or awarded to our employees.

Contacts:
Patriot Bank, N.A.	Joseph Perillo	Robert Russell
900 Bedford Street	Chief Financial Officer	President & CEO
Stamford, CT 06901	203-252-5954	203-252-5939
www.BankPatriot.com

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands)	December 31, 2021	September 30, 2021	December 31, 2020

Assets
Cash and due from banks:
Noninterest bearing deposits and cash	$3,264	$5,298	$3,006
Interest bearing deposits	43,781	40,967	31,630
Total cash and cash equivalents	47,045	46,265	34,636
Investment securities:
Available-for-sale securities, at fair value	94,341	124,103	49,262
Other investments, at cost	4,450	4,450	4,450
Total investment securities	98,791	128,553	53,712

Federal Reserve Bank stock, at cost	2,843	2,843	2,783
Federal Home Loan Bank stock, at cost	4,184	5,009	4,503

Gross loans receivable	739,488	714,538	730,180
Allowance for loan losses	(9,905)	(10,079)	(10,584)
Net loans receivable	729,583	704,459	719,596

SBA loans held for sale	3,129	4,128	1,217
Accrued interest and dividends receivable	5,822	6,186	6,620
Premises and equipment, net	31,500	32,638	33,423
Other real estate owned	-	-	1,906
Deferred tax asset, net	12,146	10,352	11,496
Goodwill	1,107	1,107	1,107
Core deposit intangible, net	296	308	343
Other assets	12,035	10,498	9,387
Total assets	$948,481	$952,346	$880,729

Liabilities
Deposits:
Noninterest bearing deposits	$226,713	$207,941	$158,676
Interest bearing deposits	521,849	526,732	526,980
Total deposits	748,562	734,673	685,656

Federal Home Loan Bank and correspondent bank borrowings	90,000	110,000	90,000
Senior notes, net	12,000	11,983	11,927
Subordinated debt, net	9,811	9,803	9,782
Junior subordinated debt owed to unconsolidated trust, net	8,119	8,116	8,110
Note payable	791	842	994
Advances from borrowers for taxes and insurance	1,101	2,253	3,786
Accrued expenses and other liabilities	10,753	7,976	7,255
Total liabilities	881,137	885,646	817,510

Commitments and Contingencies	-	-	-

Shareholders' equity
Preferred stock	-	-	-
Common stock	106,479	106,439	106,329
Accumulated deficit	(37,498)	(39,393)	(42,592)
Accumulated other comprehensive loss	(1,637)	(346)	(518)
Total shareholders' equity	67,344	66,700	63,219

Total liabilities and shareholders' equity	$948,481	$952,346	$880,729

PATRIOT NATIONAL BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended			Year Ended
(In thousands, except per share amounts)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Interest and Dividend Income
Interest and fees on loans	$7,916	$7,189	$8,113	$30,115	$35,835
Interest on investment securities	502	692	326	1,924	1,460
Dividends on investment securities	73	59	86	223	399
Other interest income	22	20	22	89	209
Total interest and dividend income	8,513	7,960	8,547	32,351	37,903

Interest Expense
Interest on deposits	387	448	1,134	2,243	9,154
Interest on Federal Home Loan Bank borrowings	756	756	708	2,986	2,671
Interest on senior debt	227	229	229	913	915
Interest on subordinated debt	233	233	235	933	991
Interest on note payable and other	3	4	4	15	19
Total interest expense	1,606	1,670	2,310	7,090	13,750

Net interest income	6,907	6,290	6,237	25,261	24,153

(Credit) provision for loan losses	(200)	(300)	371	(500)	2,170

Net interest income after provision for loan losses	7,107	6,590	5,866	25,761	21,983

Non-interest Income
Loan application, inspection and processing fees	54	79	76	257	223
Deposit fees and service charges	61	61	68	251	321
Gains on sale of loans	1,534	-	102	1,886	566
Rental income	143	130	130	543	523
Gain on sale of investment securities	(43)	26	-	76	-
Other income	556	627	89	1,410	346
Total non-interest income	2,305	923	465	4,423	1,979

Non-interest Expense
Salaries and benefits	3,583	2,843	3,357	11,089	14,323
Occupancy and equipment expenses	900	832	833	3,430	3,513
Data processing expenses	363	376	377	1,451	1,571
Professional and other outside services	956	633	691	3,155	2,828
Project expenses, net	1,867	4	664	1,882	818
Advertising and promotional expenses	39	57	77	235	454
Loan administration and processing expenses	73	23	39	134	174
Regulatory assessments	258	213	318	907	1,477
Insurance expenses	66	79	70	280	285
Communications, stationary and supplies	154	161	105	604	476
Other operating expenses	520	490	708	2,004	2,199
Total non-interest expense	8,779	5,711	7,239	25,171	28,118

Income (loss) before income taxes	633	1,802	(908)	5,013	(4,156)

(Benefit) provision for income taxes	(1,262)	479	474	(81)	(337)
Net income (loss)	$1,895	$1,323	$(1,382)	$5,094	$(3,819)

Basic earnings (loss) per share	$0.48	$0.34	$(0.35)	$1.29	$(0.97)
Diluted earnings (loss) per share	$0.48	$0.34	$(0.35)	$1.29	$(0.97)

FINANCIAL RATIOS AND OTHER DATA

	Three Months Ended			Year- To- Date
(Dollars in thousands)	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020

Quarterly Performance Data:

Net income (loss)	$1,895	$1,323	$(1,382)	$5,094	$(3,819)
Return on Average Assets	0.79%	0.56%	-0.61%	0.55%	-0.40%
Return on Average Equity	11.21%	7.86%	-8.41%	7.75%	-5.81%
Net Interest Margin	3.05%	2.82%	2.93%	2.92%	2.68%
Efficiency Ratio	95.30%	79.18%	108.04%	84.80%	107.60%
Efficiency Ratio excluding project costs	75.03%	79.12%	98.58%	78.46%	104.59%
% increase (decrease) in loans	3.49%	6.51%	-2.81%	1.27%	-10.09%
% increase (decrease) in deposits excluding brokered deposits	3.38%	-5.44%	1.25%	13.53%	19.41%

Asset Quality:
Nonaccrual loans	$23,095	$28,046	$20,005	$23,095	$20,005
Other real estate owned	$-	$-	$1,906	$-	$1,906
Total nonperforming assets	$23,095	$28,046	$21,911	$23,095	$21,911

Nonaccrual loans / loans	3.12%	3.93%	2.74%	3.12%	2.74%
Nonperforming assets / assets	2.43%	2.94%	2.49%	2.43%	2.49%
Allowance for loan losses	$9,905	$10,079	$10,584	$9,905	$10,584
Valuation reserve	$459	$466	$482	$459	$482
Allowance for loan losses with valuation reserve	$10,364	$10,545	$11,066	$10,364	$11,066

Allowance for loan losses / loans	1.34%	1.41%	1.45%	1.34%	1.45%
Allowance / nonaccrual loans	42.89%	35.94%	52.91%	42.89%	52.91%
Allowance for loan losses and valuation reserve / loans	1.40%	1.47%	1.51%	1.40%	1.51%
Allowance for loan losses and valuation reserve / nonaccrual loans	44.88%	37.60%	55.32%	44.88%	55.32%

Gross loan charge-offs	$-	$6	$968	$358	$1,778
Gross loan (recoveries)	$(25)	$(23)	$(10)	$(179)	$(76)
Net loan charge-offs (recoveries)	$(25)	$(17)	$958	$179	$1,702

Capital Data and Capital Ratios
Book value per share (1)	$17.02	$16.89	$16.03	$17.02	$16.03
Tangible book value per share (2)	$16.67	$16.54	$15.66	$16.67	$15.66
Tangible book value per share-fully diluted	$16.58	$16.41	$15.59	$16.58	$15.59

Shares outstanding	3,956,492	3,947,976	3,943,572	3,956,492	3,943,572

Bank Leverage Ratio	9.85%	9.88%	9.80%	9.85%	9.80%

(1) Book value per share represents shareholders' equity divided by outstanding shares.
(2) Tagible book value per share represents tangible assets divided by outstanding shares.

Deposits:
(In thousands)
	December 31, 2021	September 30, 2021	December 31, 2020
Non-interest bearing:
Non-interest bearing	$127,420	$114,850	$99,344
Prepaid DDA	99,293	93,091	59,332
Total non-interest bearing	226,713	207,941	158,676

Interest bearing:
NOW	34,741	34,528	30,529
Savings	109,744	102,365	98,635
Money market	113,428	116,318	131,378
Money market - prepaid deposits	51,090	49,353	15,011
Certificates of deposit, less than $250,000	142,246	142,141	160,968
Certificates of deposit, $250,000 or greater	53,584	54,991	49,172
Brokered deposits	17,016	27,036	41,287
Total Interest bearing	521,849	526,732	526,980

Total Deposits	$748,562	$734,673	$685,656

Total Prepaid deposits	$150,383	$142,444	$74,343

Total deposits excluding brokered deposits	$731,546	$707,637	$644,369

Non-GAAP Financial Measures:

In addition to evaluating the Company's financial performance in accordance with U.S. generally accepted accounting principles ("GAAP"), management may evaluate certain non-GAAP financial measures, such as per share numbers for merger and acquisition related project expenses, and pre-tax income excluding Employee Retention Credit and project expenses. A computation and reconciliation of certain non-GAAP financial measures used for these purposes is contained in the accompanying Reconciliation of GAAP to Non-GAAP Measures tables. We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliation of GAAP to Non-GAAP Measures (unaudited):

	Three Months Ended	Year Ended
(Dollars in thousands)	December 31, 2021	December 31, 2021

Net Income excluding Employee retention Credit (ERC) and project expenses:
Net Income reported	$1,895	$5,094
(Benefit) Provision for income taxes	(1,262)	(81)
Income before income taxes reported	633	5,013
Employee Retention Credit	-	(2,896)
Project expenses related to merger with American Challenger	1,851	1,851
Pre-tax income excluding ERC and project expenses	$2,484	$3,968

Weighted average shares outstanding	3,948,069	3,946,384
Pre-tax income excluding ERC and project expenses per share	$0.63	$1.01

Project expenses per share:
Project expenses related to merger with American Challenger	$1,851	$1,851
Weighted average shares outstanding	3,948,069	3,946,384
Project expenses per share	$0.47	$0.47